Exhibit 10.34

IDACORP, Inc. and/or Idaho Power Company Executive Officers
with Amended and Restated Change in Control Agreements
(as of February 19, 2026)

Name	Title	Date of Agreement
Ryan Adelman	Vice President, Power Supply of Idaho Power Company	10/5/2019
Brian R. Buckham	Executive Vice President, Chief Financial Officer, and Treasurer of IDACORP, Inc. and Idaho Power Company	4/4/2016
Mitch Colburn	Vice President, Planning, Engineering and Construction of Idaho Power Company	8/6/2020
Sarah E. Griffin	Vice President, Human Resources of Idaho Power Company	10/5/2019
Lisa A. Grow*	President and Chief Executive Officer of IDACORP, Inc. and Idaho Power Company	12/12/2008
James Bo D. Hanchey	Vice President, Customer Operations and Chief Safety Officer of Idaho Power Company	10/5/2019
Julia A. Hilton	Vice President and General Counsel of IDACORP, Inc. and Idaho Power Company	3/18/2023
Jeffrey L. Malmen*	Senior Vice President of Public Affairs of IDACORP, Inc. and Idaho Power Company	12/8/2008
Adam Richins	Executive Vice President & Chief Operating Officer of Idaho Power Company	2/8/2017
Amy I. Shaw	Vice President of Finance, Compliance, and Risk of IDACORP, Inc. and Idaho Power Company	12/23/2023
Timothy E. Tatum	Vice President of Regulatory Affairs of Idaho Power Company	9/21/2016
*Change in control agreement includes 13th-month trigger and / or tax gross-up provisions.